UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

February 20, 2008

Date of Report (date of earliest event reported)

SYNOPSYS, INC.

(Exact name of Registrant as specified in charter)

Delaware	000-19807	56-1546236
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

700 East Middlefield Road

Mountain View, California 94043

(Address of principal executive offices)

Registrant’s telephone number, including area code: (650) 584-5000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On February 20, 2008, Synopsys, Inc. (the “Company”) announced its results of operations for the first quarter ended January 31, 2008. A copy of the Company’s press release announcing such results dated February 20, 2008 is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information set forth under this Item 2.02, including the exhibit attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, regardless of any general incorporation language in such filing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective February 19, 2008, the Company appointed Esfandiar (Essie) Naddaf, Vice President, Corporate Controller and Principal Accounting Officer of the Company.  Mr. Naddaf will report to Brian Beattie, our Chief Financial Officer.

From 1999 until shortly after its acquisition in October 2007, Mr. Naddaf, age 54, served in various accounting and finance roles at Solectron Corporation, most recently in the capacity of Senior Vice President, Corporate Audit.  Mr. Naddaf does not have an employment agreement with the Company but will receive salary, stock options and restricted stock units, and will participate in our Corporate Incentive Plan program, commensurate with his position.

Item 9.01 Financial Statements and Exhibits

(d)   Exhibits

99.1	Press release dated February 20, 2008 containing Synopsys, Inc.’s results of operations for the first quarter ended January 31, 2008.

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Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 20, 2008	SYNOPSYS, INC.

/s/ Brian E. Cabrera
Brian E. Cabrera
Vice President, General Counsel
and Corporate Secretary

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Exhibit Index

Exhibit Number	Exhibit Title
99.1	Press release dated February 20, 2008 containing Synopsys, Inc.’s results of operations for the first quarter ended January 31, 2008.